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EXHIBIT 23.1               CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in STERIS Corporation's Registration Statements Nos. 333-32005, 333-01610, 33-91444, 33-91445, 33-55976
and 33-55258 on Form S-8 of our report dated February 11, 1997, except for Note 20, for which the date is March 19, 1997 on our audits of the consolidated financial statements of Isomedix Inc. and Subsidiaries as of December 31, 1996 and December 31, 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Form 8-K/A.

                                         /s/ Coopers & Lybrand L.L.P.

Parsippany, New Jersey

November 13, 1997




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